                                                                      Exhibit 11



                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



PRIMARY EARNINGS PER SHARE CALCULATION



                                     Years Ended December 31,
                                 -------------------------------
                                   1994        1993       1992
                                 ---------   --------   --------
  INCOME DATA:

    Income before cumulative
      effect of changes in
      accounting principles      $  83,394   $113,116   $ 87,414
    Preferred stock dividends      (15,813)       -          -
                                 ---------   --------   --------

    Income before cumulative
      effect of changes in
      accounting principles
      applicable to common
      shares                        67,581    113,116     87,414
    Cumulative effect of
      changes in accounting
      principles                       -        2,665     (6,356)
                                 ---------   --------   --------

    Net income applicable to
      common shares              $  67,581   $115,781   $ 81,058
                                 =========   ========   ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                        96,331    104,875    104,875
    Equivalent common shares
      from stock options               141        -          -
                                 ---------   --------   --------

    Common and common
      equivalent shares             96,472    104,875    104,875
                                 =========   ========    =======


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of changes in
      accounting principles      $    0.70   $   1.08    $  0.83
    Cumulative effect of
      changes in accounting
      principles                      -          0.02      (0.06)
                                 ---------   --------    -------

    Net income per common and
      common equivalent
      shares                     $    0.70   $   1.10    $  0.77
                                 =========   ========    =======

                                                                      Exhibit 11


                     NEWMONT GOLD COMPANY AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATION



                                     Years Ended December 31,
                                 --------------------------------
                                   1994        1993        1992
                                 --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of changes in
      accounting principles      $ 83,394    $113,116    $ 87,414
    Cumulative effect of
      changes in accounting
      principles                     -          2,665      (6,356)
                                 --------    --------    --------

    Net income applicable to
      common shares              $ 83,394    $115,781    $ 81,058
                                 ========    ========    ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                       96,331     104,875     104,875
    Equivalent common shares
      from stock options              141         -           -
    Equivalent common shares
      from conversion of
      preferred stock               7,899         -           -
                                 --------    --------    --------

    Common and common
      equivalent shares           104,371     104,875     104,875
                                 ========    ========    ========


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of changes in
      accounting principles      $   0.80    $   1.08    $   0.83
    Cumulative effect of
      changes in accounting
      principles                      -          0.02       (0.06)
                                 --------    --------    --------

    Net income per common
      and common equivalent
      shares                     $   0.80    $   1.10    $   0.77
                                 ========    ========    ========





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